Exhibit 99.2

2024 ASGCT Abstract, version 4

Section F2: Cancer: Oncolytic Viruses

Title: Enhanced Anti-Tumor Efficacy of Combination Therapy with the Oncolytic Adenovirus, VCN-01, and Liposomal Irinotecan in Human Pancreatic Mouse Xenografts

Authors: Maria V. Maliandi1, Paz Moreno1, Ramon Alemany1,2, Manel Cascallo1, Sheila Connelly3, Ana Mato-Berciano1

Affiliations: 1Theriva Biologics, S.L., Barcelona, Spain, 2Catalan Institute of Oncology (ICO), L’Hospitalet de Llobregat, Barcelona, Spain, 3Theriva Biologics, Inc., Rockville, MD, USA.

VCN-01 is a clinical-stage oncolytic adenovirus engineered to replicate selectively in cancer cells with an aberrant RB1-E2F pathway. The VCN-01 E1A promoter is modified by inclusion of eight E2F1 binding sites and a 24-bp deletion that promotes viral transcription in cells with elevated free E2F1 and renders the virus replication-deficient in RB1-functional, normal cells. Here, human pancreatic cancer cell lines were exposed to topoisomerase I (topo1) inhibiting chemotherapeutics, irinotecan (IRI), its active metabolite, SN-38, and topotecan (topo; see Figure A). Notably, in NP-18 cells, E2F1 mRNA was increased ~3-fold compared to untreated cells, and E1A mRNA was boosted ~5-fold in cells treated with VCN-01 + topo1 inhibitors compared to VCN-01 alone. These data suggest topo1 inhibitor-mediated elevations in E2F1 increase VCN-01 transcription. Based on these promising in vitro results, potential synergy of VCN-01 plus the liposomal formulation of IRI (nal-IRI) was tested in animals bearing subcutaneous human pancreatic tumors . After tumors were established, indicated animals were treated with a single IV dose of VCN-01 (4x1010 vp) or PBS (day 1). Designated animals in each group were then treated with either PBS or nal-IRI (IP) on days 3, 10 and 17. In animals with NP-18 tumors, treatment with VCN-01 or Nal-IRI alone at both the 10 mg/kg and 5 mg/kg doses resulted in significant tumor growth inhibition compared to PBS (see Figure B). Importantly, combination therapy with VCN-01 + nal-IRI at either dose displayed significantly reduced tumor growth compared to each treatment alone. qPCR analyses performed on tumors collected at end of study confirmed the presence of viral genomes and E1A mRNA suggesting intratumoral viral replication and indicating ongoing transcriptional activity of VCN-01. Preliminary analyses suggest that combination therapy with VCN-01 + nal-IRI has a tolerable toxicity profile. These data are consistent with the hypothesis that topo1 inhibitors increase cellular E2F1 protein expression resulting in upregulation of the modified VCN-01 E1A promoter thereby enhancing viral gene expression and improving anti-tumor efficacy. The combination of VCN-01 + topo1 inhibitors, such as Nal-IRI, may demonstrate improved efficacy in the treatment of human pancreatic cancer.

[See Figure below]

A
In Vitro mRNA qPCR
E2F1
E2F1 mRNA
Untreated
SN-38
IRI
Topo
E1A
E1A mRNA
VCN-01
SN-38+VCN-01
IRI+VCN-01
Topo+VCN-01
B
Anti-Tumor Efficacy
Tumor Volume (mm3)
VCN-01
Day 3: nal-IRI
Day 10: nal-IRI
Day 17: nal-IRI
PBS
Nal-IRI low
Nal-IRI high
VCN-01
Combo low
Combo high
Days after treatment

A. In vitro mRNA analyses. **E2F1**. Human pancreatic cancer NP-18 cells were treated with 100x IC_{50} of the indicated topo1 inhibitors, SN-38 (0.100 μM), IRI (200 μM), topo (2.00 μM) for 24 hrs. RNA was isolated and qPCR specific to E2F1 performed. **E1A**. NP-18 cells were infected with VCN-01 (MOI 1) and 24 hrs later treated with 100x IC_{50} of the indicated topo1 inhibitors for 24 hrs. RNA was isolated and qPCR specific for E1A was performed. The dotted lines mark the baseline mRNA levels; untreated cells for E2F1 and VCN-01-infected cells for E1A. **B. Anti-tumor efficacy.** NP-18 cells ($4x10^6$) were implanted into each flank of nude mice (n=8 mice). After tumors reached 150 mm^3, VCN-01 ($4x10^{10}$ vp) was delivered IV where indicated (day 1). Animals were treated with PBS or Nal-IRI (IP) at two doses, 5 mg/kg (Nal-IRI low) or 10 mg/kg (Nal-IRI high), on days 3, 10, and 17. Tumor volume was monitored until Day 37. Each treatment alone, VCN-01 or Nal-IRI, significantly inhibited tumor growth compared to PBS, while combination therapy, Combo low and Combo high, significantly reduced tumor growth compared to each treatment alone.